Exhibit 99.1

NEWS

For Release June 01, 2006 at 1:00 p.m. PST:

WJ Communications Announces New Board Member

SAN JOSE, CALIFORNIA June 1, 2006 - WJ Communications, Inc. (NASDAQ-WJCI), a leading designer and supplier of RF solutions for the wireless infrastructure and RFID reader markets, today announced the appointment of Patrice Daniels to its Board of Directors. She was elected to WJ’s Board and appointed as a member of its Audit Committee, effective immediately. The Company also announced that Dag Wittusen has resigned from his position as a member of the Board of Directors of WJ Communications for personal reasons.

Ms. Daniels is currently chief operating officer of International Education Corporation, a private post-secondary education company. Previously, Ms. Daniels was a partner of Onyx Capital Ventures, L.P., a private equity investment firm. Prior to joining Onyx Capital Ventures, L.P., she was employed by CIBC World Markets and Bankers Trust Company, where she served as managing director, corporate and leveraged finance. Currently Ms. Daniels serves as board member and audit committee chair of real estate services firm CB Richard Ellis Group; on the board of directors of printing and publishing company Cenveo and on the advisory council of the University of Chicago Graduate School of Business. Ms. Daniels received her B.S. from the University of California, Berkeley and her M.B.A. from the University of Chicago Graduate School of Business.

“We are delighted to welcome Patrice to our Board of Directors. Her extensive financial industry experience promises to make her a valuable addition to the Board as we become a profitable high performance RF Semiconductor Company,” said Bruce Diamond, Chief Executive Officer and President of WJ Communications.

“Dag Wittusen has served on WJ’s Board of Directors since 2003, and we want to thank him for his valuable contributions and support, and wish him all the best in the future,” said Diamond.

With Patrice’s appointment to WJ’s Audit Committee, the Company regains compliance with NASDAQ’s audit committee requirements. NASDAQ Rule 4350 (d) (2) requires the audit committee to be composed of at least three independent directors.

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401 River Oaks Parkway, San Jose, CA 95134     Phone:  800-WJ1-4401     Fax:  408-577-6621

About WJ Communications

WJ Communications, Inc. is a leading provider of radio frequency (RF) solutions serving multiple markets targeting wireless communications, RF identification (RFID), WiMax, and broadband cable. WJ addresses the RF challenges in these multiple markets with its highly reliable amplifiers, mixers, RF integrated circuits (RFICs), RFID reader modules, chipsets, and multi-chip (MCM) modules. For more information visit www.wj.com or call 408-577-6200.

All trademarks used, referenced, or implicitly contained herein are used in good faith and highlighted to give proper public recognition to their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements including statements as to the plans and objectives of management for the future operations, and statements as to the Company’s expectation regarding the future economic performance, financial condition or results of operations. These forward-looking statements are not historical facts but rather are based on current expectations and our beliefs. Words such as “may,” “will,” “expects,” “intends,” “plans,” “believes,” “seeks”, “could” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors, including, but not limited to, the growth in the wireless infrastructure market, the timing and the rate of deployment of 2.5G and 3G systems, the Company’s Risk Factors as contained in the Form 10-K for year ended 2004 and such other factors as described from time to time in the Company’s filings with the Securities & Exchange Commission. Readers of this release are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.

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WJCI Contacts:

Editorial and PR: Leah McLean, Ph: 408-577-6411	Financial: Gregory Miller, Ph: 408-577-6261
Email: leah.mclean@wj.com	Email: gregory.miller@wj.com